Exhibit 15.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Shell Company Report on Form 20-F of Oculis Holding AG of our report dated November 7, 2022 relating to the consolidated financial statements of Oculis SA, which appears in the Registration Statement on Form F-4 (No. 333-268201) of Oculis Holding AG. We also consent to the reference to us under the heading “Statement by Experts” in this Shell Company Report on Form 20-F.

/s/ PricewaterhouseCoopers SA

Lausanne, Switzerland

March 7, 2023